EXHIBIT 3 (i)
AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LUX DIGITAL PICTURES, INC.

The undersigned, Michael Hill, being the President and Secretary of Lux Digital Pictures, Inc., a Wyoming corporation (the "Corporation"), hereby certifies that:

1.            He is the Chief Executive Officer, President and Secretary of the Corporation.

2.            The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

ARTICLE I

The name of this Corporation is StreamTrack, Inc.

ARTICLE II

The name of the registered office of the Corporation in the State of Wyoming is Vista Management Services, Inc., and the address of the registered agent at that address is 318 McMicken Street, Rawlins, Wyoming 82301.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the  Wyoming Business Corporation Act ("Wyoming Corporation Law").

ARTICLE IV

A.           Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Billion Five Million (1,005,000,000) shares, consisting of (a) One Billion (1,000,000,000) shares of Common Stock, par value $0.0001 per share ("Common Stock"), and (b) Five Million (5,000,000) shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

B.           Preferred Stock. The Board of  Directors of  the Corporation (the "Board  of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock.  Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors  shall  fix,  and  is  hereby expressly empowered to  fix,  by  resolution, the  rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

C.           Common Stock.

1.            Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2.            Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

D.           General.

1.            Subject  to  the  foregoing  provisions  of  these  Articles  of  Incorporation,  the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2.           The  Corporation  shall  have  authority  to  create  and  grant  rights  and  options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's  capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights, including without limitation the consideration to be received, which may be in any form permitted by the Board of Directors, for any shares of capital stock subject to such rights or options.

ARTICLE V

A.          Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, subject to any restrictions that may be set forth in these Articles of Incorporation.

B.           Removal of Directors. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation voting as a single class.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth in the Bylaws.

ARTICLE VII

The  election  of  directors  at  an  annual  or  special  meeting  of  stockholders  of  the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Wyoming Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this Article VIII shall be deemed to constitute a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX

To the fullest extent permitted by the Wyoming Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors of the Corporation or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

ARTICLE XI

Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the  holders  of any  particular class or  series of the  capital stock of the  Corporation required by law, these Articles of Incorporation or any designation of the Preferred Stock, the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to amend, alter or appeal any provision contained in these Articles of Incorporation except that the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of Article V of these Articles of Incorporation.

ARTICLE XII

Effective on the date of the recording of this Amendment and Restatement of the Articles of Incorporation with the Wyoming Secretary of State, there shall be a one-for-twelve hundred split of all issued and outstanding Common Stock of the Corporation such that for every twelve hundred shares of Common Stock outstanding on such recording date, the shareholder of that Common Stock of record on such recording date shall thereafter own one share of Common Stock.

3.            The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

4.            The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Wyoming Corporation Law.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the holders of more than fifty percent (50%) of the total voting power of all outstanding shares of the Corporation.

The undersigned further declare under penalty of perjury under the laws of the State of Wyoming that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: December 20,2012
Michael Hill, Chief Executive Officer, President and Secretary